UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 26, 2015

                               CANNAPHARMARX, INC.
                              ---------------------
             (Exact name of Registrant as specified in its charter)

            Delaware                       000-27055             24-4635140
 -------------------------------  -------------------------- -------------------
 (State or other jurisdiction of   (Commission File Number)  (IRS Employer Ident
         incorporation)                                       -ification No.)

              One Collins Drive, Suite 100, Carneys Point, NJ 08069
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (856) 376-0500
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              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 27, 2015, the Company appointed Wendy DiCicco and David Pohl to its Board of Directors. Biographies of each new director are as follows:

Wendy DiCicco, age 47, Director

Ms. DiCicco is currently an independent consultant serving a number of clients in the orthopedic and pharmaceutical industries. Ms. DiCicco most recently served as the Chief Financial Officer of Nuron Biotech, Inc., a privately-held biotech company, developing specialty biologics and marketing vaccines internationally for the prevention and treatment of infectious and neurodegenerative disease. Prior to Nuron, for sixteen years, Ms. DiCicco served as Chief Financial Officer for both private and public companies with a focus in the orthopedic and cardiovascular medical device industries, including Globus Medical and Kensey Nash Corporation. Ms. DiCicco also serves on the board of directors of II-VI, Incorporated, a public company, where she was elected in 2006 and serves on the Audit (chair), Compensation and Governance and Nominating Committees. Ms. DiCicco started her career at Deloitte & Touche, LLP, where she was an Accounting and Audit Manager before beginning her career as an industry executive. Ms. DiCicco holds a B.S in Accounting from Philadelphia College of Textiles and Science and is a Certified Public Accountant in the Commonwealth of Pennsylvania. Ms. DiCicco is a National Association of Corporate Directors
(NACD) Governance Fellow. Ms. DiCicco adds financial reporting and management skills to our board as a result of her career, including her experience with a large public accounting firm and as the CFO of both public and private companies.

David Pohl, age 55, Director

David Pohl brings over 30 years of leadership experience in healthcare-related businesses to the CannaPharmaRx Board. Currently, he is an Executive Vice President with TridentUSA Health Services, a national provider of bedside diagnostic and laboratory services. Prior to this position, he was the Chief Operating Officer of MobilexUSA, the largest operating company within TridentUSA Health Services. David held a number of senior management positions at Cardinal Health, including his role as the Senior Vice President of Retail National Accounts where he was part of the pharmaceutical distribution business. Prior to joining Cardinal, he was with Dentsply International where he held the position of National Sales Manager in the U.S. before moving to the role of Managing Director of Dentsply's Australian operations, based in Melbourne, Australia. He also held management positions with Hill-Rom/Support Systems International and American Hospital Supply Corporation and is currently a member of the Advisory Board of ProactiCare LLC. David holds a B.A. from Bucknell University with a double major in Biology and Geology.

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                            SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On February 26, 2015, the Company announced the appointment of two new members to its Board of Directors, effective February 27, 2015.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit #                           Description

99.1              Press Release dated February 26, 2015








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




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CANNAPHARMARX, INC.


                                   By:   /s/ Gerry Crocker
                                         ---------------------------------------
                                   Name: Gerry Crocker

                                   Title:   Chief Executive Officer



Date: March 2, 2015
















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